UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2012 (December 3, 2012)

CHINA SHEN ZHOU MINING & RESOURCES, INC .

(Exact name of registrant as specified in its charter)

Nevada	001-33929	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043

(Address of principal executive offices)

86-010-8890-6927

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 3, 2012, Mr. Jiayin Zhu resigned as Chief Financial Officer (“CFO”) of China Shen Zhou Mining & Resources, Inc. (the “Company”) effective immediately. Mr. Zhu resigned for personal reasons and there were no disagreements between him and the Company on any matter that resulted in his resignation.

On December 3, 2012, Mr. Hai Hu was appointed as CFO of the Company by the Board of Directors of the Company.

Previously Mr. Hu served as Director of Corporate Accounting of Interstate China from February of 2011 to July of 2012. Prior to that, Mr. Hu served as Head of Finance of Assurant China from August of 2008 to December of 2010. Prior to that, Mr. Hu served as a senior associate in the finance department of Assurant Solutions beginning in June 2001. Mr. Hu holds a Master of Business Administration degree from State University of New York at Binghamton and a Bachelor of Economics degree from University of International Business and Economics. Mr. Hu is also a CFA charter holder.

Item 8.01	Other Events.

On December 5, 2012, the Company issued a press release announcing the hiring of Mr. Hu. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated December 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Shen Zhou Mining & Resources, Inc.

Dated: December 6, 2012	By:	/s/ Xiaojing Yu
	Name:	Xiaojing Yu
	Title:	Chief Executive Officer